EXHIBIT 4.1

                       WARRANT ISSUED TO U.C. LASER LTD.
                               DATED MAY 3, 2007

                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                                  SEAENA, INC.


         This Warrant ("Warrant") is issued to U.C. Laser Ltd., a company organized under the laws of the State of Israel, or its registered assigns ("Holder") by Seaena, Inc., a Nevada corporation (the "Company"), as of May 3, 2007 (the "Warrant Issue Date").

         1. PURCHASE SHARES. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to Six Hundred Thousand (600,000) fully paid and nonassessable shares of Common Stock of the Company, as constituted on the Warrant Issue Date (the "Common Stock"). The number of shares of Common Stock issuable pursuant to this Section 1 (the "Shares") shall be subject to adjustment pursuant to Section 7 hereof.

         2. EXERCISE PRICE. The purchase price for the Shares shall be $0.575 per Share.

         3. EXERCISE PERIOD. This Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending at 5:00 p.m. on December 31, 2010.

         4. METHOD OF EXERCISE. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

         (a) the surrender of the Warrant, together with a duly executed copy of the form of Notice of Exercise attached hereto, to the Secretary of the Company at its principal offices; and

         (b) the payment to the Company of an amount equal to the aggregate exercise price for the number of Shares being purchased.

         5. CERTIFICATES FOR SHARES. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within thirty
(30) days of the delivery of the subscription notice.

         6. ISSUANCE OF SHARES. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

         7. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:


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         (a)      SUBDIVISIONS, COMBINATIONS AND OTHER ISSUANCES. If the Company
                  shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock or Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on
                  the   exercise   of   this   Warrant   shall    forthwith   be
                  proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under
                  this  Warrant  (as  adjusted)   shall  remain  the  same.  Any
                  adjustment  under this Section 7(a) shall become  effective at
                  the  close  of  business  on  the  date  the   subdivision  or
                  combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

         (b) RECLASSIFICATION, REORGANIZATION AND CONSOLIDATION. In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in
                  Section 7(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

         (c) NOTICE OF ADJUSTMENT. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Warrant Price, the Company shall promptly notify the holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

         8. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

         9. NO STOCKHOLDER RIGHTS. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation)


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the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 9 shall limit the right of the Holder to be provided the Notices required under this Warrant.

         10. TRANSFERS OF WARRANT. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity upon written notice to the Company. The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new warrants.

         11. SUCCESSORS AND ASSIGNS. The terms and provisions of this Warrant and the Purchase Agreement shall inure to the benefit of, and be binding upon, the Company and the Holders hereof and their respective successors and assigns.

         12. AMENDMENTS AND WAIVERS. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.

         13. ASSUMPTION OF WARRANT. If at any time, while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) an acquisition of the Company by another entity by means of a merger, consolidation, or other transaction or series of related transactions resulting in the exchange of the outstanding shares of the Company's Capital Stock such that stockholders of the Company prior to such transaction own, directly or indirectly, less than 50% of the voting power of the surviving entity, or (ii) a sale or transfer of all or substantially all of the Company's assets to any other person, then, as a part of such acquisition, sale or transfer, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such acquisition, sale or transfer which a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such acquisition, sale or transfer if this Warrant had been exercised immediately before such acquisition, sale or transfer, all subject to further adjustment as provided in this Section ; and, in any such case, appropriate adjustment (as determined by the Company's Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth herein
(including provisions with respect to changes in and other adjustments of the number of Warrant Shares of the Holder is entitled to purchase) shall thereafter be applicable, as nearly as possible, in relation to any shares of Common Stock or other securities or other property thereafter deliverable upon the exercise of this Warrant. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Warrant Price, the Company shall promptly notify the holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.


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         14.      NOTICES.  All notices required under this Warrant and shall be deemed to have been given or made for all purposes (i) upon  personal  delivery,
(ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).

         15. ATTORNEYS' FEES. If any action of law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to its reasonable attorneys' fees, costs and disbursements in addition to any other relief to which it may be entitled.

         16. CAPTIONS. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

         17. GOVERNING LAW. This Warrant shall be governed by the laws of the State of Nevada as applied to agreements among residents made and to be performed entirely within the State of Nevada.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by an officer thereunto duly authorized.

                                       Seaena, Inc.

                                       By:   /s/ DOUG LEE
                                          --------------------------------------
                                          Doug Lee, President

                                       By:   /s/ PATTY HILL
                                          --------------------------------------
                                          Patty Hill, Secretary














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                               NOTICE OF EXERCISE


To:      [CORPORATION NAME]


         The undersigned hereby elects to purchase _______________ shares of Common Stock of ____________, pursuant to the terms of the attached Warrant and payment of the Exercise Price per share required under such Warrant accompanies this notice. The undersigned hereby represents and warrants that the undersigned is acquiring such shares for his own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.


                                      WARRANT HOLDER:

                                      U.C. Laser Ltd., a company organized under the laws of the State of Israel

                                      By:
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                                      Address:
                                              ----------------------------------

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Date:
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Name in which shares should be registered:


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